SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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THE GYMBOREE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 13, 2003

Dear Stockholder:

You are cordially invited to attend The Gymboree Corporation Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, June 25, 2003, at the Embassy Suites Hotel located at 150 Anza Boulevard, Burlingame, California 94010.

At the Annual Meeting, we will vote on the election of two directors, the adoption of an amendment to increase the number of shares available for issuance under our 2002 Stock Incentive Plan, and the ratification of the appointment of our auditors. We will also answer any related questions you may have at that time. Detailed information as to the business to be transacted at the Annual Meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Regardless of whether you plan to attend the Annual Meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy card as soon as possible in the envelope provided.

Sincerely,

Lisa M. Harper
Chairman of the Board

THE GYMBOREE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 25, 2003

TO THE STOCKHOLDERS OF THE GYMBOREE CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Gymboree Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, June 25, 2003, at 9:00 a.m., local time, at the Embassy Suites Hotel, located at 150 Anza Boulevard, Burlingame, California 94010. The Annual Meeting will be held for the following purposes:

1.	To elect two Class I directors, each to serve for a three-year term expiring upon the 2006 Annual Meeting of Stockholders or until his successor is elected.

2.	To approve an amendment to the Company’s 2002 Stock Incentive Plan reserving an additional 1,400,000 shares of common stock to be available for issuance under the plan.

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2004.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on May 2, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

FOR THE BOARD OF DIRECTORS

Myles McCormick
Secretary

Burlingame, California
May 13, 2003

IMPORTANT: Whether or not you plan to attend the Annual Meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

THE GYMBOREE CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of The Gymboree Corporation (the “Company,” “Gymboree,” “us” or “we”) for use at the Annual Meeting of Stockholders (the “Annual Meeting of Stockholders” or “Annual Meeting”) to be held June 25, 2003 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Embassy Suites Hotel located at 150 Anza Boulevard, Burlingame, California 94010.

These proxy solicitation materials and our Annual Report to Stockholders for the fiscal year ended February 1, 2003, including financial statements, were mailed on or about May 13, 2003 to all stockholders entitled to vote at the Annual Meeting.

Record Date, Quorum and Voting of Securities

Stockholders of record at the close of business on May 2, 2003 (the “record date”) are entitled to notice of and to vote their shares at the Annual Meeting. At the record date, 29,399,183 shares of our common stock, $0.001 par value per share, were issued and outstanding. The common stock is listed for trading on the Nasdaq National Market under the symbol GYMB. Each stockholder is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting.

A plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. Stockholders do not have the right to cumulate votes to elect directors. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the approval of the amendment to our 2002 Stock Incentive Plan. The presence in person or by proxy of the holders of record of a majority of the outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present at the Annual Meeting. The inspectors of election will treat abstentions as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of common stock if instructions have not been received from the beneficial owner or other person entitled to vote. If a broker or other nominee indicates on the proxy that it does not have instructions or discretionary authority to vote certain shares of common stock on a particular matter, those shares will not be considered as present for purposes of determining whether a quorum is present or whether a matter has been approved.

Abstentions will have the effect of a vote “against” the amendment to the 2002 Stock Incentive Plan. There will be no broker nonvotes on any of the issues to be presented to the stockholders at the Annual Meeting because brokers have discretion to vote on all proposals in this Proxy Statement.

Proxy Solicitation

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. Proxies will be solicited by mail and may also be solicited by our directors, officers and other employees, without additional remuneration, in person or by telephone, electronic mail or facsimile transmission. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. We have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies. We estimate that the fees to be paid to Georgeson Shareholder Communications, Inc. for its role as our proxy solicitor will be approximately $15,000 plus expenses. Your cooperation in promptly voting your shares and submitting your proxy by telephone or by completing and returning the enclosed proxy card will help to avoid additional expense.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Gymboree at our principal offices as set forth above a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The number of directors authorized by our bylaws is seven; that number may be changed by an amendment adopted by our Board of Directors or stockholders. Our Restated Certificate of Incorporation and our bylaws each provide that the directors will be divided into three classes, with the classes serving for staggered, three-year terms. Currently there are two directors in Class I, two directors in Class II and three directors in Class III.

Two Class I directors are to be elected at the Annual Meeting. The term of each Class I director elected at the Annual Meeting will expire at the Annual Meeting of Stockholders in 2006 or when his successor has been duly elected and qualified. The term of each Class II director will expire at the Annual Meeting of Stockholders in 2004. The term of each Class III director will expire at the Annual Meeting of Stockholders in 2005.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for our two nominees named in the table below, each of whom is currently a director of the Company. The nominees have consented to serve as directors of Gymboree if elected. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees listed below will be unable or will decline to serve as a director.

The names of the two Class I nominees for director and certain information about each of them are set forth in the table below. The Company’s current Class I directors, Walter F. Loeb and Michael Steinberg, have chosen not to stand for re-election. The names of, and certain information about, the current Class II and Class III directors with unexpired terms are also set forth below.

Name	Exp. of Term	Age	Principal Occupation
NOMINEES FOR CLASS I DIRECTORS
Blair W. Lambert	2006	45	Retail Consultant and Vineyard Owner
Gary M. Heil	2006	52	Business and Retail Consultant, Lecturer and Author
CONTINUING CLASS II DIRECTORS
Lisa M. Harper	2004	43	Chairman of the Board and Chief Executive Officer, The Gymboree Corporation
Barbara L. Rambo	2004	50	Chief Executive Officer, Nitech Corporation

Name	Exp. of Term	Age	Principal Occupation
CONTINUING CLASS III DIRECTORS
Stuart G. Moldaw	2005	76	Chairman Emeritus and Management Advisor, The Gymboree Corporation; Chairman Emeritus, Ross Stores
John C. Pound	2005	48	President, Integrity Partners, Inc.
William U. Westerfield	2005	71	Director, The Gymboree Corporation, Twinlab Corporation and West Marine, Inc.

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of Gymboree.

Since October 2001, Blair W. Lambert has been a vineyard owner and a private consultant for specialty retail companies. He served as Chief Financial Officer of Bebe Stores, Inc. from June 1996 through October 2001. From 1988 to 1996, Mr. Lambert was employed by Esprit de Corp., Inc., a wholesaler and retailer of junior and children’s apparel, footwear and accessories, most recently serving as Corporate Vice President of Finance.

Since 1987, Gary M. Heil has been a private consultant for retailers and other service sector companies on topics primarily related to customer loyalty and leadership development. He is a member of the board of directors of FrontRange Solutions, a computer software company. In 2002, Mr. Heil co-founded the National Pitching Association, an organization dedicated to helping young pitchers make better choices in baseball and in life. In 1987, he co-founded the Center for Innovative Leadership, for which he currently consults and lectures on topics including leadership, customer loyalty, quality management and effective organizational change processes. Mr. Heil is the author of many business related books, including Leadership and the Customer Revolution, One Size Fits One and the forthcoming The Leader’s New Clothes.

Lisa M. Harper has been Chairman of the Board of Directors of Gymboree since June 2002. She was Vice Chair of our Board of Directors from February 2001 through June 2002. Ms. Harper has been our Chief Executive Officer since February 2001 and has been a director of Gymboree since June 2000. Ms. Harper joined Gymboree in January 1999 as Vice President, Design. From December 1999 until February 2000, she served as our Senior Vice President, Merchandising and Design. From February 2000 until September 2000, Ms. Harper served as our General Merchandise Manager. From September 2000 until February 2001, she served as our President. Ms. Harper previously served as our Director of Design and Merchandising from 1993 to 1995. Ms. Harper has also held merchandising and design positions with several other clothing retailers, including Limited Too, Esprit, GapKids, Mervyn’s and Levi Strauss.

Barbara L. Rambo has been a director of Gymboree since January 1996. Since November 2002, she has been the Chief Executive Officer of Nitech Corporation, a marketing services and payment processing company. From January 2000 through March 2002, Ms. Rambo was a director of OpenClose Technologies, a web-based mortgage services company. Ms. Rambo served as Chairman of the Board of OpenClose Technologies from July 2001 until December 2001, and served as President and Chief Executive Officer from January 2000 until June 2001. From 1974 to 1998, Ms. Rambo held various positions at Bank of America, most recently serving as Group Executive Vice President and head of National Commercial Banking.

Stuart G. Moldaw has been Chairman Emeritus of Gymboree since June 2002 and has served as Management Advisor since February 2002. He served as the Chairman of the Board of Directors of Gymboree from January 1994 through June 2002. Mr. Moldaw has been a director of the Company since May 1982. Mr. Moldaw previously served as our Chief Executive Officer from February 2000 to February 2001 and our Chairman of the Board of Directors from January 1990 through January 1993. Mr. Moldaw is a member of the board of directors of iParty.com, an on-line party resource company, and of Teddy Crafters, Inc., a retailer of teddy bears and accessories. From 1980 through 1990, Mr. Moldaw served as a general partner of U.S. Venture Partners, a venture capital firm. From 1982 through 1993, Mr. Moldaw was Chairman of Ross Stores, Inc., an off-price retailer, and was Chief Executive Officer of Ross Stores from February 1987 through January 1988. Since 1993, Mr. Moldaw has been a director and Chairman Emeritus of Ross Stores.

John C. Pound has been a director of Gymboree since August 2000. Mr. Pound has served as President and a director of Integrity Partners, Inc., a firm that invests in specialty retail and branded consumer products companies, since July 1999. From February 1998 to February 1999, Mr. Pound was Chairman and Chief Executive Officer of CML Group, Inc., and Chairman of its wholly owned subsidiaries, Nordic Track and Smith & Hawken, where he oversaw a review of strategic alternatives and a workout process that included the liquidation of CML and Nordic Track through voluntary Chapter 11 bankruptcy petitions filed late in 1998. From 1995 to 1997, Mr. Pound was a limited partner in The Trinity Fund I, L.P., an investment partnership, and an advisor to Thomas M. Taylor & Co., its general partner. From 1987 to 1997, Mr. Pound taught corporate finance and corporate governance at Harvard University.

William U. Westerfield has been a director of Gymboree since August 1994. Mr. Westerfield is a director and audit committee chairman of Twinlab Corporation and West Marine, Inc. Mr. Westerfield retired as an audit partner of Price Waterhouse LLP (now PricewaterhouseCoopers LLP) in 1992, a firm he joined in 1956, becoming a partner in 1965. In addition to serving on boards and audit committees, Mr. Westerfield also serves as a consultant in auditing disputes.

Board Meetings and Board Committees

The Board of Directors of Gymboree held a total of five meetings during the fiscal year ended February 1, 2003. No incumbent director attended fewer than 75% of the meetings of the Board of Directors or the committees upon which such director served that were held while he or she served.

The Board of Directors has an Audit Committee, a Nominating and Governance Committee and a Compensation Committee.

The Audit Committee consists of Directors Westerfield, as Chairman, Pound and Rambo. All members of the Audit Committee are “independent” within the meaning of Rule 4200(a)(14) of the listing standards for the National Association of Securities Dealers. The Audit Committee operates pursuant to a written charter, which is attached as Annex A hereto. The Audit Committee assists the Board in the oversight of the integrity of Gymboree’s financial statements, Gymboree’s compliance with legal and regulatory requirements that relate to financial reporting matters, the independent auditors’ qualifications and independence, the performance of Gymboree’s internal audit function and independent auditors, compliance with Gymboree’s code of ethics for its chief executive officer and senior financial officers and compliance with Gymboree’s code of conduct for all Company personnel. The Audit Committee held ten meetings during the last fiscal year.

The Nominating and Governance Committee consists of Directors Pound, as Chairman, and Steinberg. Both members of the Nominating and Governance Committee are “independent” within the meaning of the listing standards for the National Association of Securities Dealers. The Nominating and Governance Committee is responsible for monitoring the composition of the Board of Directors and, when appropriate, seeking, screening and recommending for nomination candidates for election to the Board of Directors. In so doing, the Nominating and Governance Committee may evaluate a candidate’s decision-making abilities, business experience, relevant expertise, personal integrity and reputation. The Nominating and Governance Committee is also responsible for evaluating the structure and practices of, and, when appropriate, recommending new policies to, the Board of Directors. Names of prospective candidates for election to the Board of Directors may be submitted to the Secretary of the Company for referral to the Nominating and Governance Committee. Any stockholder who wishes to make a nomination for election to the Board of Directors at an annual or special meeting for the election of directors must comply with the procedures set forth in our bylaws. The Nominating and Governance Committee held two meetings during the last fiscal year.

The Compensation Committee consists of Directors Loeb, as Chairman, and Steinberg. Both members of the Compensation Committee are “outside” directors as that term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee” directors as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended. The Compensation Committee is responsible for reviewing and approving our compensation policies, including the compensation paid to executive officers. The Compensation Committee held five meetings during the last fiscal year.

Compensation of Directors

Each non-employee director of Gymboree receives a quarterly retainer of $6,250. Each non-employee Audit Committee Member receives an additional quarterly retainer of $750, except for the Chairman of the Audit Committee, who receives an additional quarterly retainer of $1,250 for that role. Each non-employee director of Gymboree also receives an additional $1,000 for each Board meeting attended, and $500 to $750 for each Committee meeting attended (including telephonic meetings), except for the Chairman of the Audit Committee, who receives $1,500 per committee meeting for that role. Generally, directors who are employees receive no compensation for their services as directors, except when deemed appropriate by the Compensation Committee. The Chairman of the Board may receive an annual bonus for his or her services as Chairman of the Board; for fiscal year 2002 no annual bonus was paid for services rendered by the Chairman of the Board. Each of our non-employee directors is entitled to receive automatic grants of options to purchase common stock under our 2002 Stock Incentive Plan. Currently, each non-employee director is automatically granted an option to purchase 2,500 shares of common stock upon each anniversary of such director’s initial election to the Board. Committee chairpersons are also awarded annually an option to purchase an additional 500 shares of common stock. In the event that an additional non-employee director is elected to the Board, such person will be entitled to receive an option to purchase 2,500 shares of common stock upon election. All directors also receive discounts on Gymboree merchandise and on participation in our Play & Music programs.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE NOMINEES SET FORTH HEREIN.

PROPOSAL TWO:

APPROVAL OF 2002 AMENDED AND RESTATED STOCK INCENTIVE PLAN

The Board of Directors is asking the stockholders to approve an amendment to our 2002 Stock Incentive Plan (the “2002 Plan”). The 2002 Plan was originally approved by the stockholders on June 25, 2002. The Board of Directors voted to amend the 2002 Plan on April 30, 2003, to increase the number of shares authorized for issuance under the Plan by an additional 1,400,000 shares, effective only upon receipt of approval by the stockholders. The Board of Directors recommends a vote FOR the approval of the amendment to our 2002 Stock Incentive Plan.

A copy of the 2002 Plan, as it is proposed to be amended and restated, is attached to this Proxy Statement as Annex B. The following description of the 2002 Plan is a summary and does not purport to be a complete description. See Annex B for more detailed information.

Purposes.  The purposes of the 2002 Plan are to attract and retain the best available personnel, to provide additional incentives to our employees, consultants and outside directors and to promote the success of our business.

Stock Subject to the Plan.  Subject to adjustment for stock splits, a maximum of 1,705,227 shares (including the 1,400,000 new shares for which stockholder approval is being sought) of common stock will be available for issuance under the 2002 Plan, plus any shares made subject to an award under our 2002 Plan or our suspended 1993 Stock Option Plan (the “1993 Plan”) that cease to be subject to that award (generally because such award expires or terminates). As of April 11, 2003, 305,227 shares remained available for issuance under the 2002 Plan, and there were outstanding options for 1,189,105 shares under our 2002 Plan and 3,473,458 shares under our 1993 Plan. Any shares that have been made subject to an option under the 2002 Plan or the 1993 Plan that cease to be subject to that option (generally because that option expires or terminates) will become available for future grants under the 2002 Plan. The shares issued under the 2002 Plan will be from authorized but unissued shares of our common stock or from shares subsequently acquired as treasury shares.

Administration.  The 2002 Plan may be administered by our Board of Directors or any Board appointed committee (the “plan administrator”). The plan administrator, subject to the terms of the 2002 Plan, selects the individuals to receive options, determines the terms and conditions of all options and interprets the provisions of the 2002 Plan. The plan administrator is also authorized to make such rules and regulations as it deems necessary to administer the 2002 Plan. The plan administrator’s decisions, determinations and interpretations are binding on all holders of options granted under the 2002 Plan.

Awards.  The plan administrator is authorized to grant incentive stock options and nonstatutory stock options under the 2002 Plan. An option grant may consist of one or both of these types of options.

Eligibility.  Options may be granted to our employees, consultants and outside directors and to the employees, consultants and outside directors of any parent or subsidiary of us, except that only our employees and employees of our subsidiaries may receive incentive stock options. Non-employee directors of Gymboree will only receive automatic, nondiscretionary option grants under the 2002 Plan. Approximately 6,500 employees are eligible to participate in the 2002 Plan, although we typically grant options only to our corporate employees, distribution center managers, regional managers and district managers (approximately 450 employees).

Stock Option Grants.  Options granted under the 2002 Plan may be “incentive stock options” (as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”)) or nonstatutory stock options. The exercise price for each option is determined by the plan administrator but may not be less than 100% of fair market value on the date of grant (or 110% of fair market value in the case of incentive stock options granted to a more than 10% stockholder). For purposes of the 2002 Plan, “fair market value” means the closing sales price for our stock as reported by the Nasdaq National Market System for a single trading day. As of April 11, 2003, the closing sales price for our common stock on the Nasdaq National Market System was $15.55.

No employee may be granted an option to purchase more than 400,000 shares in any fiscal year of Gymboree, except that an employee may receive an option to purchase up to an additional 400,000 shares in connection with that employee’s initial hiring or promotion.

The exercise price for shares purchased under an option must be paid in a form acceptable to the plan administrator, which forms may include cash, a check, a promissory note bearing such interest and recourse terms as are necessary to prevent a charge against our earnings, shares of already owned common stock, a broker-assisted cashless exercise (only available to executive officers under limited circumstances) or such other consideration as the plan administrator may permit.

Unless the plan administrator determines otherwise, the term of each option will be ten years from the date of grant. Each option will vest and become exercisable by the holder based on a vesting schedule set forth in the individual optionee’s grant notice. Options granted under the 2002 Plan generally become fully vested and exercisable four years from the date of grant. Grants made to new employees typically vest 25% after the first year and 1/48th of the total option each month thereafter, and options granted to existing employees typically vest at a rate of 1/48th of the total option monthly from the date of grant. Unless the plan administrator determines otherwise, options vested as of the date of termination of the optionee’s employment or service relationship with Gymboree by reason of death or disability generally will be exercisable for one year after the date of termination unless the option term expires as of an earlier date. In the event of termination for a reason other than death or disability, the option will be exercisable for a period of time determined by the plan administrator, but not to exceed 90 days from the date of termination for incentive stock options, and in no event may the option be exercisable after the expiration of its term. A transfer of employment or service relationship between us, our subsidiaries and any parent of Gymboree is not deemed a termination for purposes of the 2002 Plan.

Transferability.  Unless otherwise determined by the plan administrator, no option granted under the 2002 Plan may be transferred or assigned except by will or the laws of descent and distribution, and no option may be exercised by anyone other than the holder during the holder’s lifetime.

Adjustment of Shares.  In the event of stock splits, stock dividends, reclassification or similar changes in our capital structure, the Board of Directors, in its sole discretion, will make equitable adjustments in (a) the number of shares covered by each outstanding option, (b) the number of shares authorized for issuance under the 2002 Plan but as to which no options have yet been granted and (c) the purchase price of the common stock underlying each option.

Change of Control.  In the event of the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than Gymboree, a subsidiary of Gymboree or an employee benefit plan of Gymboree of 50% or more of the voting power of our outstanding securities, a merger or consolidation that would result in a change in ownership of at least 50% of the voting securities, or a change in the Board of Directors such that the majority of directors are no longer “incumbent directors” as that term is defined in the 2002 Plan, all outstanding options will become immediately vested and exercisable on the date such change in control is determined to have occurred and such options will then be terminated in exchange for cash payments calculated by a formula under the 2002 Plan.

In the event of a merger or sale of all or substantially all of our assets (other than a merger resulting in a change of control), each outstanding option under the 2002 Plan will be assumed by the successor corporation or the successor corporation will substitute an equivalent option. If the successor corporation does not agree to assume or substitute for the options under the 2002 Plan, the plan administrator will accelerate all outstanding options such that they become fully vested and exercisable prior to the consummation of the merger or asset sale. In such case, the holder will have 15 days in which to exercise the option, and at the end of such period the option will terminate.

Termination and Amendment.  The Board of Directors may at any time suspend, alter or terminate the 2002 Plan, and may amend the 2002 Plan subject to stockholder approval to the extent necessary to comply with applicable laws. The 2002 Plan will terminate on March 14, 2012, unless earlier terminated by the Board. No suspension, alteration, termination or amendment of the 2002 Plan may impair the rights of holders of outstanding options without the holder’s written consent.

Federal Income Tax Consequences.  The following is a summary of the material United States federal income tax consequences to us and to participants in the 2002 Plan. The summary is based on the Code and the United States Treasury regulations promulgated thereunder in effect as of the date of the proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the 2002 Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the 2002 Plan.

Incentive Stock Options.  The incentive stock options granted under the 2002 Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. Generally, the grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to us. However, the exercise of an incentive stock option will generally increase the participant’s alternative minimum tax liability, if any.

The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

Generally, if the participant disposes of the stock before the expiration of either of the statutory holding periods described above (a “disqualifying disposition”), the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price or (ii) the excess of the amount realized on the disposition of the stock over the exercise price. Subject to certain limitations, to the extent the participant recognized ordinary income by reason of a disqualifying disposition, we generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition occurs.

Generally, in the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held. Long-term capital gains generally are subject to lower tax rates than ordinary income and short-term capital gains. Currently, the maximum long-term capital gains rate for federal income tax purposes is 20% while the maximum ordinary income rate is 38.6%. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Nonqualified Stock Options.  Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

Slightly different rules may apply to optionees who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Our Deductions.  Code Section 162(m) precludes a deduction for compensation paid to our Chief Executive Officer and our four other highest compensated officers to the extent that such compensation exceeds $1,000,000 for a taxable year per officer. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1,000,000 limitation. The 2002 Plan has been structured in a manner that is intended to comply with Code Section 162(m). Therefore, assuming certain requirements are met, grants made to such executive officers during the term of the 2002 Plan generally will be deductible.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL OF THE GYMBOREE CORPORATION 2002 AMENDED AND
RESTATED STOCK INCENTIVE PLAN.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP, independent auditors, to audit our financial statements for the fiscal year ending January 31, 2004, and recommends that the stockholders vote for ratification of such appointment.

Deloitte & Touche LLP has served as our independent auditors since 1987. Your ratification of the selection of Deloitte & Touche LLP as our independent auditors is not required by our bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work and independent auditors. The Board of Directors nonetheless is submitting the selection of Deloitte & Touche LLP to you for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

The fees billed to us by Deloitte & Touche LLP for fiscal year 2002 are as follows:

Audit Fees.  The aggregate fees billed for the audit of our annual financial statements for fiscal year 2002 and for the reviews of our quarterly financial statements for fiscal year 2002 totaled approximately $400,000.

Financial Information Systems Design and Implementation Fees.  No fees were billed by Deloitte & Touche LLP for the design or implementation of the Company’s financial information systems, within the meaning of Rule 2-01(c)(4)(ii) of Regulation S-X, during fiscal year 2002.

All Other Fees.  The aggregate fees billed for all other non-audit services provided by Deloitte & Touche LLP during fiscal year 2002 totaled approximately $254,000. The non-audit services primarily consisted of tax assistance.

The Audit Committee has considered whether, and believes that, the non-audit services provided by Deloitte & Touche LLP as described above are compatible with maintaining Deloitte & Touche LLP’s independence as our principal accountants.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE
COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2004.

Audit Committee Report

The Audit Committee has reviewed our audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with Deloitte & Touche, LLP, Gymboree’s independent auditors during the fiscal year 2002, the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards). The Audit Committee received from Deloitte & Touche, LLP the written disclosures and the letter required by Independent Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that Gymboree’s audited consolidated financial statements be included in our Annual Report on Form 10-K and the Annual Report to Stockholders for the year ended February 1, 2003, and be filed with the U.S. Securities and Exchange Commission.

THE AUDIT COMMITTEE

William U. Westerfield, Chairman
John C. Pound
Barbara L. Rambo

EXECUTIVE COMPENSATION

The following table shows the compensation earned during fiscal years 2000, 2001 and 2002 by (i) the Company’s Chief Executive Officer during fiscal year 2002, and (ii) the four other named executive officers during fiscal year 2002 who were still serving as executive officers at the end of fiscal year 2002 (collectively, the “Named Executive Officers”). Bonus compensation is reported in the fiscal year the compensation is earned.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
Lisa M. Harper (1)	2002	565,769	518,593	100,000	540(2)
Chairman of the Board and Chief Executive Officer	2001 2000	447,115 326,346	146,250 170,288	300,000 450,000	750(2 495(2	) )
Marina Armstrong (3)	2002	220,289	147,452	50,000	1,055(2)
Vice President, Human Resources and Assistant Secretary	2001 2000	186,635 155,750	23,750 37,981	31,252 60,000	798(2 897(2	) )
Donald Hendricks (4)	2002	198,077	145,982	20,000	897(2)
Vice President, Operations & Technology	2001 2000	173,654 154,418	21,875 43,538	20,000 42,000	951(2 531(2	) )
Myles McCormick (5)	2002	198,846	138,524	130,000	317(2)
Chief Financial Officer, Vice President, Finance and Secretary	2001	106,730	33,750	40,000	138(2)
Deborah J. Nash (6)	2002	206,288	110,345	20,000	905(2)
General Merchandise Manager and Vice President	2001 2000	194,327 166,778	24,375 36,279	20,886 60,000	869(2 899(2	) )

(1)	Ms. Harper joined Gymboree in January 1999 as Vice President, Design. In December 1999, she was named Senior Vice President, Merchandising and Design. In February 2000, she was named General Merchandise Manager. She was elected to the Board of Directors in June 2000. In September 2000, she was named President. She was named Chief Executive Officer and Vice Chair of the Board in February 2001. She was named Chairman of the Board in June 2002.

(2)	Amount includes the sum of the values of (a) premiums paid by the Company for term life insurance for the benefit of the insured and (b) with respect to Ms. Armstrong, Mr. Hendricks and Ms. Nash, Company contributions to 401(k) plans of the Company.

(3)	Ms. Armstrong joined Gymboree in May 1997 as a District Manager. In June 1998, she was named Director Recruiting and Staffing. In June 1999, Ms. Armstrong was named Vice President, Organizational Development, and in January 2000 was named Vice President, Human Resources. Ms. Armstrong was named Assistant Secretary in March 2002.

(4)	Mr. Hendricks joined Gymboree in November 1998 as Director, Product IS&T. Mr. Hendricks was named Senior Director, IS&T Operations in November 1999. He was named Vice President, Technology Services in September 2000, and was named Vice President, Operations & Technology in June 2002.

(5)	Mr. McCormick joined Gymboree in May 2001 as Vice President, Finance. He was appointed Chief Financial Officer in February 2002. He was named Secretary in March 2002.

(6)	Ms. Nash joined Gymboree in April 1997 as a Merchandise Manager. She was named Director, Merchandising in February 2000, and was named Vice President, Merchandising in September 2000. Ms. Nash was named General Merchandise Manager and Vice President in January 2003.

Option Grants and Exercises

The following table sets forth certain information with respect to stock option grants during the fiscal year ended February 1, 2003 to the Named Executive Officers.

Option Grants in Fiscal 2002

		Individual Grants			Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term ($)(3)
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (%)(2)	Exercise or Base Price ($/Share)	Expiration Date	5%	10%
Lisa M. Harper	100,000	6.8%	13.37	Mar. 14, 2012	840,831	2,130,833
Marina Armstrong	50,000	3.4%	15.70	June 25, 2012	389,426	986,883
Donald Hendricks	20,000	1.4%	18.50	Sept. 18, 2012	232,691	589,684
Myles McCormick	30,000 100,000	2.0% 6.8%	13.66 15.70	Feb. 12, 2012 June 25, 2012	257,720 987,363	653,115 2,502,174
Deborah J. Nash	20,000	6.4%	18.50	Sept. 18, 2012	232,690	589,684

(1)	The options granted to the Named Executive Officers during fiscal year 2002 have ten-year terms and will vest and become exercisable over a four-year period. Option grants made on initial hiring typically vest 25% on the first anniversary and 1/48th per month thereafter. Grants to existing employees typically vest at a rate of 1/48th per month from the date of grant. In the event of a “Change of Control” as defined in our 2002 Stock Incentive Plan and our 1993 Stock Option Plan, as amended, the options will vest 100% and will be settled for cash upon the occurrence of the Change of Control according to a formula set forth under the 2002 Plan and the 1993 Plan.

(2)	Based on an aggregate of 1,478,000 options granted to employees of Gymboree under our 2002 Stock Incentive Plan and under our 1993 Stock Option Plan, as amended, during the fiscal year ended February 1, 2003.

(3)	In accordance with the rules of the SEC, the potential realizable value over the term of the option (the period from the grant date to the expiration date) is based on SEC-mandated assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimates of our future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

Aggregate Option Exercises in Fiscal 2002 and Year-End Values

The following table sets forth information regarding option exercises by the Named Executive Officers in the fiscal year ended February 1, 2003 and unexercised stock options held by the Named Executive Officers as of February 1, 2003.

			Number of Securities Underlying Unexercised Options at February 1, 2003		Value of Unexercised In-the-Money Options at February 1, 2003 (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Lisa M. Harper	20,000	283,586	415,968	420,837	2,924,649	2,533,875
Marina Armstrong	10,624	145,049	47,224	85,960	229,877	334,065
Donald Hendricks	14,432	167,955	4,124	49,903	18,167	241,890
Myles McCormick	10,833	116,334	25,623	133,544	41,305	236,317
Deborah J. Nash	10,000	167,172	51,721	53,937	333,033	306,678

(1)	Value is based on the $14.26 per share closing price of our common stock on the Nasdaq Stock Market on January 31, 2003, the last trading day of fiscal year 2002, less the exercise price.

Plans Not Subject to Stockholder Action

The following table sets forth certain information with respect to the shares of our common stock that were authorized for issuance under all of our equity compensation plans in effect as of the end of our last fiscal year. The table does not include shares that will be authorized pursuant to the amendment to the 2002 Stock Incentive Plan submitted to the stockholders for approval at the Annual Meeting. We do not have any equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	4,725,130	(1)	$11.40	297,007
Equity Compensation Plans Not Approved by Stockholders	0		0	0

Total	4,725,130		$11.40	297,007

(1)	Of these shares, options to purchase 3,554,413 shares of common stock were outstanding under our 1993 Stock Option Plan and options to purchase 1,170,717 shares of common stock were outstanding under our 2002 Stock Incentive Plan.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Gymboree offers its executives certain benefits under its Management Change of Control Plan, its Management Severance Plan for persons hired prior to November 2000 (the “First Management Severance Plan”) and its Management Severance Plan for persons hired during or after November 2000 (the “Second Management Severance Plan”). Under the Management Change of Control Plan, executives who are participants in the plan are eligible to receive certain lump-sum payments and continued benefits if their employment terminates on an involuntary basis other than for cause within a specified period (either 12 or 18 months) following a Change of Control of the Company (as defined below). Under the Management Change of Control Plan, an employee will generally be deemed to have been involuntarily terminated other than for cause upon (i) a significant reduction in title, duties or responsibilities, (ii) a great er than 10% reduction in annual base salary or in the annual maximum dollar amount of potential cash bonuses, (iii) a material reduction in the kind or level of employee benefits so that the overall benefits package is significantly reduced, (iv) a relocation to a place of employment more than 50 miles from the previous place of employment, or (v) the failure of the Company’s successor to assume the obligations of the Company under the plan.

Under the First Management Severance Plan, executives who are participants in the plan are eligible to receive certain lump-sum payments if their employment with the Company terminates on an involuntary basis unrelated to a Change of Control of the Company. Under the Second Management Severance Plan, executives who are participants in the plan are eligible to receive certain payments over a 12-month period (subject to cessation or adjustment if the executives accept offers of employment elsewhere) if their employment with the Company terminates on an involuntary basis unrelated to a Change of Control of the Company. For purposes of each of the Company’s Management Severance Plans, an employee will generally be deemed to have been involuntarily terminated if terminated other than for cause or disability; provided, however, that an involuntary termination shall not occur if the employee accepts non-comparable employment with the Company or is offered comparable employment with the Company.

For the purposes of the foregoing plans, a “Change of Control” of the Company is generally defined as (1) an acquisition of 50% or more of the voting power in the Company, (2) a change in the composition of the Board of Directors of the Company in a two-year period, without the approval of the “Incumbent Directors” (as defined in the plan), that results in fewer than a majority of the Incumbent Directors remaining in office, (3) the completion of a merger or consolidation where the existing stockholders of the Company do not hold more than 50% of the voting power of the surviving entity, or (4) the sale or disposition of all or substantially all of the assets of the Company.

In the event of a Change of Control, all outstanding awards under the 1993 Stock Option Plan and the 2002 Stock Incentive Plan will become immediately vested and exercisable on that date and will be terminated in exchange for cash payments calculated by a formula under the appropriate plan. The 1993 Plan and the 2002 Plan define a “Change of Control” as the acquisition by any person other than Gymboree, a subsidiary of Gymboree or an employee benefit plan of Gymboree of 50% or more of the voting power of our outstanding securities, stockholder approval of a merger or consolidation where the existing stockholders of the Company would not hold more than 50% of the voting power of the surviving entity, a change in the Board of Directors such that the majority of directors are no longer “Incumbent Directors” as that term is defined in the 1993 Plan and the 2002 Plan, or stockholder approval of an agreement for the sale or disposition of all or substantially all of the assets of the Company.

Under our 1993 Amended and Restated Employee Stock Purchase Plan (“ESPP”), in the event of merger or sale of all or substantially all of our assets, the option to purchase shares granted under the ESPP will be assumed and substituted for by the successor corporation unless the Board of Directors determines in its sole discretion to shorten the offering period and set a new purchase date prior to such merger or sale of assets.

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for reviewing and approving our compensation policies and the levels of compensation paid to executive officers.

The following is the report of the Compensation Committee describing compensation policies and philosophy applicable to our executive officers with respect to compensation paid to such executive officers for the fiscal year ended February 1, 2003.

Compensation Philosophy

The general philosophy of our compensation program is to offer executive officers competitive compensation based both on Gymboree’s performance and on the individual’s contribution and performance. Our compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to our long-term success.

There are three main components of our executive compensation program:

•	Base Salary

•	Annual Bonus

•	Stock Incentives

Base Salary

Executive officers’ salaries have been targeted at a level that, when combined with the annual bonus, is at or above the average rates offered by competitive companies. The Compensation Committee believes that these rates are necessary to retain key employees. The Compensation Committee reviews and approves salaries for the Chief Executive Officer and the executive officers on an annual basis, generally in the first fiscal quarter.

Annual Bonus

Annual incentive bonuses for executive officers are intended to reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon our performance, as well as the individual contribution of each officer.

To carry out this philosophy, we have implemented The Gymboree Corporation Discretionary Bonus Plan (the “Discretionary Bonus Plan”), which provides executive officers and other employees the opportunity to earn incentive bonuses. The purpose of the Discretionary Bonus Plan is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to specific corporate and/or divisional financial goals. To this end, specific earnings measurements are defined each year and threshold, target and maximum payout levels are established to reflect our objectives. These goals and the potential amounts of bonuses are reviewed and approved by the Compensation Committee in the first fiscal quarter of each year. The Compensation Committee also takes into consideration the need to recruit and retain senior management talent in a competitive employment environment. The Compensation Committee believes that the Discretionary Bonus Plan provides an excellent link between earnings performance and the incentives paid to executives.

Stock Incentives

We use stock options as long-term incentives to reward and retain executive officers. The Compensation Committee believes that these programs serve to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in our best interests and that will, over the long-term, promote better returns to our stockholders.

Stock options are granted to executive officers periodically. Generally, stock options vest over four years following the grant date. Options cease vesting upon termination of the holder’s employment or service relationship with us. Under the terms of options that are currently outstanding, the holder will have 30 days for options granted under the 1993 Plan and 90 days for options granted under the 2002 Plan in which to exercise the vested portion of the option following termination. We intend that future options granted by us will typically have a 90-day post termination exercise period. The Compensation Committee believes that stock option grants provide an incentive that focuses the executives’ attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the common stock on the date of the grant, our stock options are tied to the future performance of our common stock and will provide value to the recipient only when the price of our common stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefited.

Compensation of the Chief Executive Officer

The compensation paid to Lisa M. Harper during fiscal year 2002 was established in accordance with the guidelines applicable to all executive officers, set forth above. Based on the continued improvement of the Company’s financial position, including a return to profitability, and the strengthening of our sales and marketing strategies under Ms. Harper’s leadership, the Compensation Committee determined that the compensation and bonus amounts paid to Ms. Harper for her role as Chief Executive Officer in the last fiscal year were in keeping with the contribution she made to the Company during the year.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit. Option awards under the Company’s 2002 Stock Incentive Plan may be made consistent with the terms of Section 162(m) so that the awards will not be subject to the $1,000,000 deductibility limit. The Committee intends to retain the flexibility necessary to provide total compensation in line with competitive practices, Gymboree’s compensation philosophy and Gymboree’s best interests. To the extent there is no adverse effect on Gymboree’s ability to provide compensation in line with its philosophy and practices, it is the Committee’s policy to minimize executive compensation expense that is non-deductible by Gymboree for tax purposes.

THE COMPENSATION COMMITTEE

Walter F. Loeb, Chairman
Michael Steinberg

Performance Graph

The following line graph compares the annual percentage change in the cumulative total stockholder return for our common stock with the Nasdaq U.S. Index and a SEC defined peer group of companies identified as SIC Code 5600 and whose primary business is the operation of apparel and accessory retail stores (the “Peer Group”). The graph assumes that $100 was invested in our common stock on January 31, 1998. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. The information in the graph is provided in annual intervals. Historical stock price performance should not be considered indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THE GYMBOREE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

Certain Relationships and Related Transactions

In July 2001, we entered into a promissory note with Lisa M. Harper, our Chief Executive Officer, under which she is obligated to repay us a principal sum of $115,000 at an interest rate of 5.50% per annum, compounded annually. The principal amount and all accrued interest is payable in its entirety in July 2005. As of April 11, 2003, the outstanding principal and interest due on the promissory note was $128,062. If Ms. Harper voluntarily ceases to be a full-time employee or consultant of Gymboree prior to the date the note is fully repaid, the remaining balance of the principal sum will be immediately due and payable.

In February 2002, we renegotiated an $85,000 promissory note with Ms. Harper. The $85,000 note was originally entered into in March 2000. Under the renegotiated note she is obligated to repay us the principal sum of $85,000 at an interest rate of 6.15% per annum due in installments beginning March 2004 and ending March 2006. As of April 11, 2003, Ms. Harper has made voluntary early payments of $18,000, and the outstanding principal and interest due on the promissory note was $74,936. If Ms. Harper ceases to be a full-time employee of Gymboree prior to the date the note is fully repaid, the remaining balance of the principal sum will be immediately due and payable.

In April 2002, the Company entered into a General Waiver and Release with Alison L. May, our former Executive Vice President, Chief Operating Officer, Secretary and Acting Chief Financial Officer. Pursuant to the terms of that agreement, we paid Ms. May, upon termination of her employment, a severance payment of $162,500. In exchange for the foregoing, Ms. May agreed to release Gymboree from all claims, if any, she may have had for severance or otherwise upon termination of her employment.

During fiscal year 2002, Gymboree sold approximately $1,400,000 of obsolete inventory to Ross Stores, Inc., an off-price retailer for which our Chairman Emeritus, Stuart G. Moldaw, serves on the board of directors. All sales were made on terms no more favorable than terms of sale with unrelated parties.

During fiscal year 2002, Stuart G. Moldaw, a director and our Chairman Emeritus, received a salary of $308,012 as remuneration for his position as Management Advisor at Gymboree. He did not receive any salary for his role as Chairman Emeritus or his role as Chairman of the Board of Directors, for which he served through June 2002.

Security Ownership

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of April 11, 2003 by (i) each beneficial owner of more than 5% of the Company’s common stock, (ii) each director and each nominee, (iii) each Named Executive Officer, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

Except as indicated below, the address for each listed director and officer is c/o The Gymboree Corporation, 700 Airport Boulevard, Suite 200, Burlingame, California 94010. The number of shares outstanding used in calculating the percentages in the table below includes the shares underlying options or warrants held by such person that are exercisable within 60 days of April 11, 2003, but excludes shares underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 29,298,159 shares outstanding as of April 11, 2003.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Stuart G. Moldaw (1)	1,543,078	5.3%
Lisa M. Harper (2)	494,928	1.7%
Marina Armstrong (3)	57,771	*
Donald Hendricks (4)	6,090	*
Myles McCormick (5)	40,660	*
Deborah J. Nash (6)	60,588	*
Walter F. Loeb (7)	54,536	*
John C. Pound (8)	344,602	1.2%
Barbara L. Rambo (9)	15,625	*
Michael Steinberg (10)	2,292	*
William U. Westerfield (11)	12,719	*
Gary M. Heil	0	*
Blair W. Lambert	0	*
All directors, nominee directors and officers as a group (13 persons) (12)	2,632,889	9.0%

*	Less than 1%.

(1)	Includes 850,659 shares underlying options that are exercisable within 60 days of April 11, 2003. Voting and/or dispositive power is shared for certain of these shares with Stuart G. Moldaw and Phyllis I. Moldaw, Trustees for the SGM and PIM Trust, a California living trust, the Moldaw Family Foundation and the Moldaw Family Supporting Foundation.

(2)	Includes 494,928 shares underlying options that are exercisable within 60 days of April 11, 2003.

(3)	Includes 48,241 shares underlying options that are exercisable within 60 days of April 11, 2003.

(4)	Includes 6,090 shares underlying options that are exercisable within 60 days of April 11, 2003.

(5)	Includes 39,792 shares underlying options that are exercisable within 60 days of April 11, 2003.

(6)	Includes 57,053 shares underlying options that are exercisable within 60 days of April 11, 2003.

(7)	Includes 17,125 shares underlying options and 5,051 shares underlying warrants that are exercisable within 60 days of April 11, 2003.

(8)	Includes 2,344 shares underlying options that are exercisable within 60 days of April 11, 2003. Also includes 66,500 shares and 75,758 shares underlying warrants held by Asdale, Ltd., and 200,000 shares held by Nettlestone, Ltd., corporations for which Mr. Pound acts as an advisor by virtue of being the controlling stockholder in Integrity Partners, Inc.

(9)	Includes 14,625 shares underlying options that are exercisable within 60 days of April 11, 2003.

(10)	Includes 2,292 shares underlying options that are exercisable within 60 days of April 11, 2003.

(11)	Includes 12,719 shares underlying options that are exercisable within 60 days of April 11, 2003.

(12)	Includes 1,545,868 shares underlying options and 80,809 shares underlying warrants that are exercisable within 60 days of April 11, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, with respect to fiscal year 2002, all filing requirements applicable to our officers, directors and 10% stockholders were met, with the exception of a late filing on behalf of Barbara Rambo of a Form 4, a late filing on behalf of Marina Armstrong of a Form 4, and an amendment filed to correct an inadvertent error in a Form 3 filing by Marina Armstrong upon her appointment as an Executive Officer.

Householding Information

As permitted by the SEC’s rules, the Company will deliver only one annual report or proxy statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will, upon written or oral request, deliver a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of the annual report or proxy statement. Registered stockholders wishing to receive a separate annual report or proxy statement in the future or registered stockholders sharing an address wishing to receive a single copy of the annual report or proxy statement in the future may contact ADP Investor Communications Services, 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

Deadline for Receipt of Stockholder Proposals for 2004 Annual Meeting

Proposals of stockholders of Gymboree which are intended to be presented by such stockholders at our 2004 Annual Meeting must be received by us no later than January 13, 2004 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, our bylaws establish an advance notice procedure for stockholder proposals, including nominations for the election of directors. A copy of the full text of the bylaw provisions setting forth the advance notice procedure may be obtained by writing to our Secretary. For proposals and nominations to be properly brought before the 2004 Annual Meeting by a stockholder, the stockholder must provide written notice delivered to or mailed to and received by our Secretary at our principal executive offices no later than January 13, 2004. Any notice of a proposal or nomination received by us after that date will be considered untimely.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Copies of The Gymboree Corporation 2002 Annual Report to Stockholders are being mailed to stockholders, together with this Proxy Statement. Additional copies may be obtained from the Secretary of Gymboree at 700 Airport Boulevard, Suite 200, Burlingame, California 94010.

The Annual Report of The Gymboree Corporation on Form 10-K for the fiscal year ended February 1, 2003, as filed with the Securities and Exchange Commission, is included in The Gymboree Corporation 2002 Annual Report to Stockholders.

FOR THE BOARD OF DIRECTORS

Myles McCormick
Secretary

Dated: May 13, 2003

ANNEX A

THE GYMBOREE CORPORATION
AUDIT COMMITTEE CHARTER

Purpose and Authority:

The Audit Committee (the “Committee”) shall assist the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements that relate to financial reporting matters, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditor, and (5) compliance with the Company’s code of ethics for its Chief Executive Officer and senior financial officers and compliance with the Company’s code of conduct for all Company personnel. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

Financial statements are the responsibility of management. It is the responsibility of the independent auditor to plan and conduct audits and to determine whether the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. It is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Composition:

Independence

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market and any other regulations applicable to the Company from time to time.

Financial Expertise

Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall be an “audit committee financial expert,” in accordance with such regulations as may be applicable to the Company from time to time.

Appointment and Removal of Members

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. The Board may remove any member from the Committee at any time with or without cause.

Duties and Responsibilities:

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

Engagement of Independent Auditor

•	Select and retain the independent auditor; approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee and shall be ultimately accountable to the Committee and to the Board, as representatives of the shareholders of the Company.

•	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, other than de minimis non-audit services allowed by relevant law. The Committee may pre-approve services by establishing detailed pre-approval policies and procedures as to the particular services, provided the Committee is informed of each service pre-approved. Pre-approval of audit and non-audit services shall not be delegated to management, but may be delegated to one or more independent members of the Committee so long as that member or members report their decisions to the Committee at all regularly scheduled meetings. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

•	Ensure that the Committee’s approval of any non-audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

Evaluate Independent Auditor’s Qualifications, Performance and Independence

•	Annually evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner.

•	Annually obtain and review a report by the independent auditor describing the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more audits carried out by the firm and any steps taken to deal with any such issues.

•	Annually obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditor.

•	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

•	Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years.

•	Present the Committee’s conclusions regarding the performance, qualifications and independence of the independent auditor to the full Board.

Review Financial Statements and Financial Disclosure

•	Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, and the reports of the independent auditor thereon and to discuss any significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or the adequacy of internal controls.

•	Review with the independent auditor any audit problems or difficulties and management’s response, including significant disagreements with management, adjustments noted by the independent auditor but not taken by management, communications between the audit team and the national office, and any management or internal control letters issued or proposed to be issued.

•	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

•	Review with management and the independent auditor each earnings press release prior to its release and prior to the filing of the earnings release on Form 8-K and the filing of the related report on Form 10-Q or 10-K, as applicable.

•	Discuss earnings guidance provided to analysts and rating agencies. This may be done generally and does not require the Committee to discuss in advance each instance in which the Company may provide earnings guidance.

Periodic Assessment of Accounting Practices and Policies and Risk and Risk Management

•	Discuss with the independent auditor (1) critical accounting policies to be used, (2) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

•	Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

•	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s independent auditor regarding the Company’s internal controls.

Related-Party Transactions

•	Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

Internal Audit Function

•	Review the responsibilities, functions and performance of the Company’s internal audit function, including internal audit plans, budget, and the scope and results of internal audits.

Proxy Statement Report of Audit Committee

•	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Ethics Compliance and Complaint Procedures

•	Develop and monitor compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Review and monitor compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and the treatment of those concerns.

Reports to Board

•	Report regularly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance and independence of the independent auditor.

•	Provide minutes of Committee meetings to the Board and report to the Board on any significant matters arising from the Committee’s work.

Meetings:

The Committee shall establish a meeting calendar annually. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

The Committee shall meet as appropriate in separate executive sessions with management and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention.

Evaluation:

The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

ANNEX B

THE GYMBOREE CORPORATION

2002 AMENDED AND RESTATED STOCK INCENTIVE PLAN

1.    Purposes of the Plan.  The purposes of this 2002 Stock Incentive Plan are:

•	to attract and retain the best available personnel,

•	to provide additional incentive to Employees, Consultants and Outside Directors, and

•	to promote the success of the Company’s business.

2.    Definitions.  As used herein, the following definitions shall apply:

“Administrator” means the Board or any Committee as shall be administering the Plan, in accordance with Section 4 of the Plan.

“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans under state corporate and securities laws and the Code.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise defined in the instrument evidencing the Option or in a written employment or services agreement between the Company or a Subsidiary or Parent and the Optionee, dishonesty, fraud, misconduct, unauthorized use, or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” means the Common Stock of the Company.

“Company” means The Gymboree Corporation, a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, so long as such Consultant (a) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company’s securities.

“Continuous Status as an Employee, Consultant or Outside Director” means that the employment, consulting or Outside Director relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of: (i) change of status from an Employee to a Consultant; (ii) change in status from a Consultant to an Employee; (iii) any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (iv) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

“Director” means a member of the Board.

“Disability” unless otherwise defined by the Administrator or in an employment contract means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person employed by the Company or any Parent or Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the per share value of Common Stock determined in good faith by the Administrator or, if the Common Stock is (a) listed on the Nasdaq National Market, the closing sales price for the

Common Stock as reported by that market for regular session trading for a single trading day (b) listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for regular session trading for a single trading day, (c) quoted on the Nasdaq SmallCap Market, the last sales price as reported by that market for a single trading day, or (d) quoted on the OTC Bulletin Board Service or by the National Quotation Bureau, Inc., the average of the high bid and low asked prices reported by such service for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Incentive Stock Option” means an Option granted with the intention to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an Option granted with the intention to not qualify as an Incentive Stock Option.

“Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option. The Notice of Grant is part of the Option Agreement.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means the right to purchase Common Stock granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option. The Option Agreement is subject to the terms and conditions of the Plan.

“Optioned Stock” means the Common Stock subject to an Option.

“Optionee” means an Employee, Consultant or Outside Director who holds an outstanding Option.

“Outside Director” shall mean a member of the Board who is not an Employee or a Consultant.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Plan” means The Gymboree Corporation 2002 Stock Incentive Plan, as amended and restated from time to time.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.  Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be authorized for issuance under the Plan is 2,500,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares that were issued pursuant to the exercise of an Option, such Shares shall not become available for future grant under the Plan.

In addition, (a) any authorized shares not issued or subject to outstanding awards under the Company’s 1993 Stock Option Plan (the “Prior Plan”) as of June 25, 2002, the date of stockholder approval of the Plan, and (b) any shares subject to outstanding awards under the Prior Plan on such date that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in Shares), up to an aggregate maximum of 4,231,075 shares, subject to adjustment from time to time as provided in Section 12, shall cease, as of such date, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant under the Plan.

4.    Administration of the Plan.

(a)    Procedure.

(i)	Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of persons providing services to the Company.

(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)    Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to select the Consultants and Employees to whom Options may be granted hereunder;

(ii)	to determine whether and to what extent Options are granted hereunder;

(iii)	to determine the number of shares of Common Stock to be covered by each Option;

(iv)	to approve forms of agreements for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option. Such terms and conditions may include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

(vii)	to construe and interpret the terms of the Plan;

(viii)	to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(x)	to determine the terms and restrictions applicable to Options; and

(xi)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees.

(d)    Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Options to one or more classes of grantees on such terms and conditions as determined by the Administrator from time to time.

5.    Eligibility.

(a)    Options may be granted to Employees, Consultants and Outside Directors of the Company and any Subsidiary or Parent as the Administrator from time to time selects, provided that (i) Incentive Stock Options may only be granted to Employees and (ii) only Nonstatutory Stock Options may be granted to Outside Directors, and such grants may only be made in accordance with the provisions of Section 5(b) hereof.

(b)    All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made in accordance with the following provisions:

(i)	On the date first elected to the Board (the “Initial Grant”) and on each anniversary date of such election (the “Annual Grant”) thereafter during his or her term as an Outside Director, each Outside Director shall automatically receive an Option to purchase 2,500 Shares. In addition, each Outside Director who is appointed the chairperson of a committee of the Board shall receive an Option to purchase 500 Shares as of the date of Board approval of such appointment (the “Committee Grant”).

(ii)	The terms of an Option granted to an Outside Director shall be as follow:

(A)	the term of the Option shall be ten (10) years;

(B)	except as otherwise provided in Section 10 of the Plan, the Option shall be exercisable only while the Outside Director remains a Director;

(C)	the exercise price shall be 100% of the Fair Market Value on the date of grant of the Option;

(D)	the Initial Grant shall vest and become exercisable one-fourth (1/4th) on the one-year anniversary of the date of grant, and an additional one-forty-eighth (1/48th) shall vest at the end of each one month period thereafter;

(E)	the Annual Grant shall vest and become exercisable one-forty-eighth (1/48th) at the end of each one month period following the date of grant; and

(F)	the Committee Grant shall vest and become exercisable one-forty-eighth (1/48th) at the end of each one month period following the date of grant; provided, that if the date of grant occurs before the first anniversary of an Outside Director’s initial election to the Board (“First Anniversary Date”), no vesting shall occur prior to the First Anniversary Date but on the First Anniversary Date, vesting shall occur on a pro-rated basis for the period from the date of grant to the First Anniversary Date.

6.    Limitations.

(a)    Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value on the date of grant: (i) of Shares subject to an Optionee’s Incentive Stock Options which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)    Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s employment relationship, consulting relationship or directorship with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without Cause.

(c)    The following limitations shall apply to grants of Options:

(i)	No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 400,000 Shares.

(ii)	In connection with his or her initial service or promotion, an Employee may be granted Options to purchase up to an additional 400,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

7.    Term of Plan.  The Plan shall continue in effect for a term of ten (10) years until March 14, 2012, unless terminated earlier under Section 15 of the Plan.

8.    Term of Option.  The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

9.    Option Exercise Price and Consideration.

(a)    Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option

(A)	granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)	granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b)    Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(c)    Payment of Exercise Price.  The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of the consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue or cause to be issued the Shares being purchased and must be in a form or combination of forms acceptable to the Administrator for that purchase, which forms may include:

(i)	cash;

(ii)	check;

(iii)	promissory note (which note shall bear a rate of interest and contain such terms, including that such note shall be full recourse, as necessary to avoid charges to the Company’s earnings for financial reporting purposes);

(iv)	other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)	as long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(vi)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)    Repricing of Options.  Except as set forth in Section 12, the exercise price of outstanding Options may not be changed without stockholder approval of such change.

10.    Exercise of Option.

(a)    Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company (or a Company designated representative) receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Employment Relationship, Consulting Relationship or Directorship.  In the event that an Optionee’s Continuous Status as an Employee, Consultant or Outside Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. An Optionee’s transfer of employment or service relationship between or among the Company or a Parent, or a Subsidiary shall not be considered a termination of termination for purposes of this Section 10.

(c)    Disability of Optionee.  In the event that an Optionee’s Continuous Status as an Employee, Consultant or Outside Director terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)    Death of Optionee.  In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall immediately revert to the Plan.

11.    Non-Transferability of Options.  Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

12.    Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a)    Changes in Capitalization.  The number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)    Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

(c)    Merger or Asset Sale.  Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale o f assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the Optionee, provide for the consideration to be received upon the exercise of the Option, for each Share of

Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d)    Change of Control. In the event of a “Change of Control” of the Company, as defined in paragraph (e) below, the following acceleration and valuation provisions shall apply:

(i)	Any Options outstanding as of the date on which such Change of Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

(ii)	To the extent that they are exercisable and vested, all outstanding Options, unless otherwise determined by the Board at or after grant, shall be terminated in exchange for a cash payment at the Change of Control Price (defined below), reduced by the exercise price applicable to such Options. These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by bequest or inheritance.

(e)    Definition of “Change of Control.”  For purposes of this Section 12, a “Change of Control” means the happening of any of the following:

(i)	When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii)	The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii)	A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(f)    Change of Control Price.  For purposes of this Section 12, “Change of Control Price” shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change of Control Price by the Board (the “60-Day Period”), or (ii) the highest price paid per Share, as determined by the Board, in any bona fide transaction related to the Change of Control of the Company, at any time within the 60-Day Period, or (iii) such lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

13.    Withholding.  The Company may require the Optionee to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Option. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

The Administrator may permit or require an Optionee to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold from any cash amounts otherwise due or to become due from the Company to the Optionee, or (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Optionee having a value equal to the tax withholding obligations, or (d) surrendering a number of shares of Common Stock the Optionee already owns having a value equal to the tax withholding obligations. The value of the Shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the Shares so tendered may not exceed such rate to the extent the Optionee has owned the surrendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.

14.    Date of Grant.  The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15.    Amendment and Termination of the Plan.

(a)    Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval.  The Company shall obtain stockholder approval of the Plan and any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, including, without limitation, the requirements of any exchange or quotation system on which the Common Stock is listed or quoted.

(c)    Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

16.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations.  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.    Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.    Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.    Choice of Law.  The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the state of California without giving effect to principles of conflicts of law.

20.    Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Law.

THE GYMBOREE CORPORATION
700 AIRPORT BLVD., SUITE 200
BURLINGAME, CA 94010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Gymboree Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GMBRE1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GYMBOREE CORPORATION

The Board of Directors recommends a vote FOR the matters
listed below. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR Proposals 1,
2 and 3 if no specification is made.

1.	Proposal to elect two Class I directors.	For	Withhold	For All	To withhold authority to vote, mark “For All Except”
	NOMINEES: 01) Blair W. Lambert	All	All	Except	and write the nominee’s number on the line below.
	02) Gary M. Heil	|_|	|_|	|_|

Vote On Proposals		For	Against	Abstain

2.	Proposal to approve an amendment to The Gymboree Corporation 2002 Stock Incentive Plan increasing the number of shares available for issuance under the plan.	|_|	|_|	|_|

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 31, 2004.	|_|	|_|	|_|

In their discretion, with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DETACH HERE

PROXY

THE GYMBOREE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, JUNE 25, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE GYMBOREE CORPORATION

PROXY

      The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held June 25, 2003 and the Proxy Statement related thereto and appoints Lisa M. Harper and Myles B. McCormick, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Gymboree Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel located at 150 Anza Boulevard, Burlingame, California 94010 on Wednesday, June 25, 2003 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE